                                                                     EXHIBIT 2.2


                            STOCK EXCHANGE AGREEMENT


                                      among


                             U.S. TECHNOLOGIES INC.,


                                  E2ENET, INC.,


                                       and

                               LAWRENCE SILVERMAN




                           Dated as of April 26, 2000

                                TABLE OF CONTENTS

ARTICLE I         DEFINITIONS
                  1.1      Definitions............................................................................1
                  1.2      Interpretation.........................................................................3

ARTICLE II        EXCHANGE OF SHARES
                  2.1      Exchange of Shares.....................................................................3
                  2.2      The Closing............................................................................4

ARTICLE III       CONDITIONS PRECEDENT TO SILVERMAN'S OBLIGATION TO CLOSE
                  3.1      Documentation at Closing...............................................................4
                  3.2      Voting Agreement.......................................................................5

ARTICLE IV        CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO
                  CLOSE
                  4.1      Documentation at Closing...............................................................5
                  4.2      Voting Agreement.......................................................................5

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF SILVERMAN
                  5.1      Authority..............................................................................6
                  5.2      Status of Buyline Shares...............................................................6
                  5.3      Consents and Approvals.................................................................6
                  5.4      No Conflict or Violation...............................................................6
                  5.5      Certain Fees...........................................................................6
                  5.6      Investment Representation..............................................................7

ARTICLE VI        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND E2E
                  6.1      Organization...........................................................................7
                  6.2      Corporate Action.......................................................................8
                  6.3      Capitalization of the Company and Status of Capital Stock..............................8
                  6.4      Governmental Approvals.................................................................8
                  6.5      No Conflict or Violation...............................................................8
                  6.6      Certain Fees...........................................................................9

ARTICLE VII       MISCELLANEOUS
                  7.1      Severability...........................................................................9
                  7.2      Survival of Representations and Warranties.............................................9
                  7.3      Entire Agreement; Amendments...........................................................9
                  7.4      Notices...............................................................................10
                  7.5      Waivers...............................................................................11
                  7.6      Headings..............................................................................11
                  7.7      Successors and Assignees..............................................................11
                  7.8      No Third Party Beneficiaries..........................................................11

                  7.9      Counterparts..........................................................................11
                  7.10     Governing Law.........................................................................11
                  7.11     Dispute Resolution....................................................................11
                  7.12     Drafting..............................................................................12
                  7.13     WAIVER OF JURY TRIAL..................................................................12
                  7.14     Expenses..............................................................................13
                  7.15     Further Assurances....................................................................13
                  7.16     Disclosure to Other Persons...........................................................13

                            STOCK EXCHANGE AGREEMENT

         This STOCK EXCHANGE AGREEMENT (the "Agreement") is made as of this 26th day of April, 2000, by and among U.S. TECHNOLOGIES INC., a Delaware corporation (the "Company"), E2ENET, INC., a Delaware Corporation ("E2E"), and LAWRENCE SILVERMAN ("Silverman") (each of the foregoing parties, individually, a "Party" and, collectively, the "Parties").

                                   WITNESSETH:

         WHEREAS, Silverman desires to sell to E2E, and E2E desires to purchase from Silverman, 634,699 shares (the "Buyline Shares") of common stock of Buyline.net, Incorporated, a Delaware corporation ("Buyline"), upon the terms and conditions set forth herein; and

         WHEREAS, in consideration for the Buyline Shares, the Company, which owns all of the issued and outstanding shares of capital stock of E2E, will issue Company Shares (as defined herein) to Silverman.

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "AAA" shall have the meaning given to it in Section 7.11(a).

         "Action or Proceeding" means any action, suit, arbitration, proceeding or Government Entity investigation or audit.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, a Person shall be deemed to control another Person if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Stock Exchange Agreement, as from time to time amended and in effect between the Parties, including all exhibits hereto.

         "Business Day" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of Washington, D.C.

         "Buyline" has the meaning set forth in the preambles hereof.

         "Buyline Shares" has the meaning set forth in the preambles hereof.

         "Closing" has the meaning given to it in Section 2.2.

         "Common Stock" means (a) the Company's common stock, with a par value of $0.02 per share, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount per share, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the payment thereof, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of directors of the Company, and (c) any other securities into which or for which any of the securities described in (a) or (b) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Company" has the meaning set forth in the introduction hereof.

         "E2E" has the meaning set forth in the introduction hereof.

         "Government Entity" means any court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law in the United States, or any state, province, county, municipality or other political subdivision thereof.

         "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by applicable securities Laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets), any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar document with any pertinent public or private registry.

         "Order" means any writ, judgment, decree, injunction or similar order of any Government Entity (in each case whether preliminary or final).

         "Organizational Documents" means with respect to any Person, articles of incorporation, certificates of incorporation, by-laws, partnership agreement, articles of association, joint venture or other agreement, instrument or document, individually or collectively, pursuant to which such Person is established or organized, and that governs the internal affairs of such Person, as such documents may be amended from time to time.

         "Party" has the meaning set forth in the introduction hereof.

         "Person" means and includes any individual, partnership, joint venture, corporation, trust, limited liability company, joint stock company, unincorporated organization, Government Entity or any political subdivision or agency thereof, or any other entity.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the United States Securities and Exchange Commission (or any other federal agency at that time administering the Securities Act) thereunder, all as the same shall be in effect at the time.

         1.2 Interpretation. Unless otherwise expressly provided herein (a) defined terms in the singular include the plural and vice versa, and the masculine, feminine and neuter gender include all genders; (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) the words "include," "includes," and "including" mean include, includes and including "without limitation" and "without limitation by specification"; (d) references to any Person shall be construed as a reference to such Person and any permitted successors or assigns of such Person; (e) references to "consent" shall mean prior consent evidenced in writing; (f) terms such as "satisfactory to ______," "acceptable to _________," "in such manner as ______ may determine," "to ______'s satisfaction," and phrases of similar import authorize and permit such Party to approve, disapprove, act or decline to act, unless otherwise specified herein, in its reasonable discretion without unreasonable delay or condition; and (g) references to Sections refer to Sections of this Agreement.

                                   ARTICLE II
                               EXCHANGE OF SHARES

         2.1 Exchange of Shares. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, Silverman agrees to sell the Buyline Shares, free and clear of any and all Liens, to E2E. In exchange for the sale of the Buyline Shares to E2E, the Company agrees to issue and deliver to Silverman 23,008 duly authorized, validly issued, fully paid, and non-assessable shares of the Company's Common Stock (the "Company Shares").

         2.2 The Closing. Subject to the terms and conditions of this Agreement, such exchange described in Section 2.1 shall take place at a closing ("Closing") to be held at the offices of Fleischman and Walsh, L.L.P. at 10:00 a.m., local time, on the date hereof (the "Closing Date").

At the Closing, (i) the Company will issue to Silverman a certificate evidencing the Company Shares, registered in the name of Silverman and (ii) Silverman will deliver to E2E certificate(s) representing the Buyline Shares, duly endorsed (or accompanied by stock power(s) duly executed) in favor of E2E.

                                   ARTICLE III
            CONDITIONS PRECEDENT TO SILVERMAN'S OBLIGATION TO CLOSE

         The obligations of Silverman to exchange the Buyline Shares hereunder for the Company Shares at the Closing are subject to satisfaction of each of the following conditions, all or any of which may be waived in writing by Silverman:

         3.1 Documentation at Closing. Silverman shall have received prior to or at the Closing all of the following, each in form and substance reasonably satisfactory to them and their respective counsel:

                  (a) Stock certificates, duly executed by the Company, representing Company Shares.

                  (b) Such other documents relating to the transactions contemplated hereby as Silverman or his special counsel may reasonably request.

         3.2 Voting Agreement. Execution and delivery by the Investors (as defined therein) of a voting agreement in the form set forth on Exhibit A (the "Voting Agreement").

                                   ARTICLE IV
            CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE

         The obligation of the Company to issue the Company Shares to Silverman at the Closing is subject to the satisfaction of each of the following conditions, all or any of which may be waived in writing by the Company:

         4.1 Documentation at Closing. The Company shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Company and its special counsel:

                  (a) Certificates representing the Buyline Shares, which shall be either duly endorsed or accompanied by stock powers duly executed in favor of E2E.

                  (b) Such other documents referenced in or relating to the transactions contemplated hereby as the Company or its special counsel may reasonably request.

         4.2 Voting Agreement. Execution and delivery by the Shareholders (as defined therein) of a voting agreement in the form set forth on Exhibit A (the "Voting Agreement").

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF SILVERMAN

         Silverman hereby represents and warrants that:

         5.1 Authority. He has the legal capacity to enter into this Agreement and to carry out his obligations hereunder. This Agreement has been duly and validly executed and delivered by Silverman and (assuming this Agreement constitutes a valid and binding obligation of the Company and E2E) constitutes a valid and binding agreement of Silverman, enforceable against him in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity.

         5.2 Status of Buyline Shares. The Buyline Shares owned by Silverman are duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens.

         5.3 Consents and Approvals. No filing with, and no License of, any Government Entity is necessary for the execution, delivery and performance of this Agreement and the other documents contemplated hereby.

         5.4 No Conflict or Violation. The execution, delivery and performance by Silverman of this Agreement, the consummation of the transactions contemplated hereby, the fulfillment of the terms hereof, and the compliance with any of the provisions hereof:

                  (a) will not conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension, revocation or modification) under, any of the terms, conditions or provisions of any note, credit agreement, bond, mortgage, deed of trust, security instrument, indenture, lease, License, Contract, plan or other instrument or obligation to which Silverman is a party or by which he or any of his properties or assets may be bound or affected, or result in the creation or imposition of any material Lien on any of his assets or properties pursuant to (i) any Law to which he or any of his property is subject, or (ii) any Order to which he is bound or any of his property is subject;

                  (b) does not require the consent, approval or authorization of, or registration or filing with, any Person; and

                  (c) will not violate any Order or Law applicable to him or any of his properties or assets.

         5.5 Certain Fees. Silverman has not entered into, nor will he enter into, during the term of this Agreement, any agreement, arrangement or understanding with any Person that will result in the obligation of the Company or E2E to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         5.6      Investment Representation.

                  (a) Silverman acknowledges that the Company Shares are not registered under the securities laws of any jurisdiction and that he is acquiring the Company Shares for his own account, and not as nominee or agent.

                  (b) The Company Shares are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof, subject, nevertheless, to the condition that, except as otherwise provided herein and subject to compliance with applicable securities laws, the disposition of his property at all times be within his control.

                  (c) Silverman hereby acknowledges that the Company Shares and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel) shall bear a legend substantially in the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF LEGAL COUNSEL (REASONABLY SATISFACTORY TO U.S. TECHNOLOGIES INC. AND ITS LEGAL COUNSEL) THAT SUCH SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

                  (d)      Silverman represents and warrants to the Company that
(i) at the time he was offered the Company Shares, he was, and (ii) at the date hereof, he is an "accredited investor" as defined in Regulation D under the Securities Act.

         The acquisition at Closing by Silverman of the Company Shares shall constitute a confirmation by him of each of the foregoing representations and warranties.

                                   ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND E2E

         Each of the Company and E2E represents and warrants that:

         6.1 Organization. Each of the Company and E2E is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

         6.2 Corporate Action. Each of the Company and E2E has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. Each of the Company and E2E has duly executed and delivered this Agreement, and this Agreement is a legal, valid and binding obligation of the Company and E2E, enforceable against them in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity.

         6.3 Capitalization of the Company and Status of Capital Stock. (a) The Company Shares, when issued and exchanged for the Buyline Shares at the Closing, will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens other than Liens created by Silverman. The Company has a total authorized capitalization consisting of 40,000,000 shares of Common Stock, of which 29,444,278 shares are issued and outstanding as of March 20, 2000 and 10,000,000 shares of Preferred Stock, of which 625,000 shares of Series A Convertible Preferred Stock, 112,000 shares of Series B Mandatorily Convertible Preferred Stock and 5,184 shares of Series C Mandatorily Convertible Preferred Stock are issued and outstanding as of the date hereof.

                  (b) Except as disclosed in the Company's reports filed with the SEC, as of the Closing there will be no options, warrants or rights to purchase shares of capital stock or other securities of the Company issued or outstanding, nor will the Company be obligated in any other manner to issue shares of its capital stock or other securities. There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. Except as set forth in this Agreement, no holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company.

         6.4 Governmental Approvals. No authorization, consent, approval, License, exemption of or filing or registration with any court or Government Entity is or will be necessary for, or in connection with, the performance by the Company or E2E of their respective obligations under this Agreement.

         6.5 No Conflict or Violation. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, the fulfillment of the terms hereof, and the compliance with any of the provisions hereof will not:

                  (a) conflict with or result in a breach or violation of the Organizational Documents of the Company or E2E;

                  (b) conflict with, result in a violation or breach of, constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension, revocation or modification) under, any of the terms, conditions or provisions of any note, credit agreement, bond, mortgage, deed of trust, security instrument, indenture, lease, License, Contract, plan or other instrument or obligation to which the Company or E2E is a party or by which the Company, E2E or any of their respective properties or assets may be bound or affected, or result in the creation or imposition of any material Lien on any of the assets or properties of the Company or E2E pursuant to (i) any Law to which the Company or E2E or any of their respective properties is subject, or (ii) any Order to which the Company or E2E is bound or any of their respective properties are subject; or

                  (c) violate any Order or Law applicable to the Company or E2E or any of their respective properties or assets.

         6.6 Certain Fees. None of the Company, E2E or any of their respective officers, directors or employees, has entered into, or will enter into, during the term of this Agreement, any agreement, arrangement or understanding with any Person to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, such provision shall be amended by the Parties only to the extent necessary to be enforceable consistent with the Parties' intent, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to any Party of the remaining provisions of this Agreement.

         7.2 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any Party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement, regardless of any investigation made by any Party or on its behalf. Notwithstanding the foregoing, neither the Company nor E2E shall have any liability to Silverman hereunder, except to the extent that such liability relates to or arises in connection with a misrepresentation or omission in the Company's filings with the Securities and Exchange Commission.

         7.3 Entire Agreement; Amendments. This Agreement (including the Exhibits hereto) and the other documents and instruments referred to herein contain the entire understanding of the Parties with respect to the matters covered hereby and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing executed by the Parties.

         7.4 Notices. Any notices or communications required or permitted hereunder shall be in writing and addressed as follows:

                           If to Silverman, to his address as set forth on the signature pages hereto.

                           With a copy to:

                           O'Neill, Bragg & Staffin, P.C.
                           531 Plymouth Road, Suite 500
                           Plymouth Road, Suite 500
                           Plymouth Meeting, PA 19462
                           Attention: Gary L. Bragg, Esq.
                           Facsimile: (610) 941-1060
                           Telephone: (610) 941-5300

                           If to the Company or E2E:

                           c/o U.S. Viewing Corporation
                           2001 Pennsylvania Avenue, NW
                           Suite 675
                           Washington, DC 20006
                           Attn: Gregory C. Earls
                           Telephone: 202-466-3100
                           Facsimile: 202-466-4557

                           with a copy to:

                           Fleischman and Walsh L.L.P.
                           1400 Sixteenth Street, N.W.
                           Washington, DC 20036
                           Attn: Stephen A. Bouchard
                           Telephone: 202-939-7945
                           Facsimile: 202-265-5706

         Any Party may, on fifteen (15) days' notice given in accordance with this Section 7.4 to the other Parties, designate another address or Person for receipt of notices hereunder. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) in the case of a facsimile transmission, when received by recipient in legible form and sender has received an electronic confirmation of receipt of the transmission; (b) in the case of delivery by a standard overnight courier, upon the date of delivery indicated in the records of such courier; (c) in the case of delivery by hand, when delivered by hand; or
(d) in the case of delivery by first class (registered or certified) mail, upon the expiration of three (3) Business Days after the day when mailed (postage prepaid, return receipt requested), addressed to the respective Parties at the above address (or such other address for a party as shall be specified by like notice).

         7.5 Waivers. No waiver by any Party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         7.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         7.7 Successors and Assignees. This Agreement shall be binding upon and inure to the benefit of the Parties and their executors, administrators, heirs, successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties hereto.

         7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto, and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         7.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

         7.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

         7.11    Dispute Resolution.

                  (a) All disputes, controversies, and claims directly or indirectly arising out of or in relation to this Agreement or the validity, interpretation, construction, performance, breach or enforceability of this Agreement shall be finally, exclusively and conclusively settled by binding arbitration, as provided in this Section by a single arbitrator under the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "AAA"). The arbitration proceedings shall be conducted and any arbitral award shall be made in Washington, DC.

                  (b) The Parties agree: (i) to be bound by any arbitral award or Order resulting from any arbitration conducted thereunder and that any such award or Order shall be a reasoned award, shall be in writing, shall specify the factual and legal basis for the award, and shall be final and binding; (ii) not to commence, procure, participate in, or otherwise be involved as a party in any claim, Action or Proceeding that might result in any Order concerning a dispute (except for initiating Actions or Proceedings to obtain a judgment recognizing or enforcing an arbitral award or Order and except for applications, claims, Actions or Proceedings by the Parties, seeking interim interlocutory or other provisional relief in any court having jurisdiction, but only on the ground that the award to which the applicant may be entitled may be rendered ineffectual without such provisional relief); and (iii) that judgment on any arbitral award or Order resulting from an arbitration conducted under this Section may be entered in any court of competent jurisdiction having jurisdiction thereof or having jurisdiction over any Party or any of their assets.

                  (c) Each of the Parties hereby irrevocably waives and excludes all rights of appeal, challenge, or recourse to any court from any arbitral award or Order resulting from any arbitration conducted under this Section (except for initiating Actions or Proceedings to obtain a judgment recognizing or enforcing an arbitral award or Order and except for Actions or Proceedings seeking interim, interlocutory or other provisional relief in any court having jurisdiction, but only on the ground that the award to which the applicant may be entitled may be rendered ineffectual without such provisional relief). Each of the Parties to this Agreement hereby consents to the non-exclusive jurisdiction of any court of competent jurisdiction in Washington, DC for all Actions or Proceedings to obtain a judgment recognizing or enforcing an arbitral award or Order and waives any defense or opposition to such jurisdiction.

                  (d) The arbitrator, in its discretion, may consolidate two or more arbitrations or claims between any of the Parties arising pursuant to this Agreement or any other agreement among the parties into one arbitration, or terminate any such consolidation and/or establish other arbitration proceedings for different claims that may arise in any one arbitration. Notwithstanding the foregoing, the arbitrator shall consolidate arbitrations and/or claims if he determines that it would be more efficient to consolidate such arbitrations and/or claims than to continue them separately and (i) there are matters of fact or law that are common to the arbitrations and/or claims to be consolidated, (ii) there are related payment and performance obligations considered in the arbitrations and/or claims to be consolidated or (iii) there is a danger of inconsistent awards.

                  (e) Each Party shall bear its own expenses in connection with the arbitration provided in this Section, provided that the fees of the arbitrator shall be divided equally between the Parties.

         7.12 Drafting. Each Party acknowledges that its legal counsel participated in the preparation of this Agreement. The Parties therefore stipulate that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any Party against any other.

         7.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OF OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         7.14 Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         7.15 Further Assurances. From and after the date of this Agreement, each Party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         7.16 Disclosure to Other Persons. No Party hereto shall issue, make or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, or otherwise make any disclosures relating thereto, without the consent of the other Parties, such consent not to be unreasonably withheld or delayed; provided, however, that such consent shall not be required where such release or announcement is required by applicable law or the rules or regulations of a securities exchange, in which event the Party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other Parties.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY IS LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                          U.S. TECHNOLOGIES INC.


                          By:  /s/ C. Gregory Earls
                             ---------------------------------------------
                             Name:  C. Gregory Earls
                             Title: Co-Chairman and Co-CEO


                          E2ENET, INC.


                          By: /s/ C. Gregory Earls
                             ---------------------------------------------
                             Name: C. Gregory Earls
                             Title: President

                          LAWRENCE SILVERMAN


                          By: /s/ Lawrence Silverman
                             ---------------------------------------------
                          Address: 713 Elqui Road
                                  ----------------------------------------
                                   Newton Square, PA
                                  ----------------------------------------
                          Phone: 610-734-1245
                                ------------------------------------------
                          Fax:   610-734-1263
                              --------------------------------------------